EX-99.h.3.d

January 24, 2019

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA  02116

Attention:  Fund Administration Legal Department

Re:  Aberdeen Funds (the “Trust”)—Additional Class, Fund Name Changes and Liquidation

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between State Street Bank and Trust Company (the “Sub-Administrator”) and Aberdeen Asset Management Inc. (the “Administrator”) dated as of June 1, 2010, as amended and supplemented (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of certain changes to the series of the Trust, including the creation of Class A1 shares of the Aberdeen Ultra Short Municipal Income Fund effective as of February 28, 2019.  Additionally, the Aberdeen Tax-Free Income Fund and Aberdeen High Yield Managed Duration Municipal Income Fund will undergo name changes effective February 28, 2019. The Board of Trustees of the Trust also approved the liquidation of the Aberdeen Asia Bond Fund, expected to occur on or about February 21, 2019 (the “Liquidation Date”).

In accordance with Section 1 of the Agreement, we request that you act as Sub-Administrator with respect to the new Class A1 shares of the Aberdeen Ultra Short Municipal Income Fund.  In connection with such request, the undersigned hereby confirms to you, as of the date hereof, the representations and warranties in Section 4 of the Agreement. The foregoing changes are reflected in the attached updated Schedule A to the Agreement and the attached updated Annex 1 to Schedule B6 of the Agreement.

In relation to the liquidation of the Aberdeen Asia Bond Fund, the Administrator will require the services of the Sub-Administrator in winding up the affairs of the Fund following the Liquidation Date, including completing final reporting and filing requirements for the Fund and any year-end tax related matters.  Please provide the Administrator with an estimate of the final fees expected to be incurred with respect to this Fund.

Finally, the Administrator changed its name to Aberdeen Standard Investments Inc. effective January 1, 2019.

Please indicate your acceptance of the foregoing changes by executing two copies of this letter, returning one to Aberdeen Standard Investments Inc. and retaining one for your records.

[signature page follows]

Sincerely,

ABERDEEN STANDARD INVESTMENTS INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

SUB-ADMINISTRATION AGREEMENT

Effective June 1, 2010

As amended January 24, 2019

SCHEDULE A

Listing of Funds

Fund Name	Classes of Shares
Aberdeen Focused U.S. Equity Fund (formerly, Aberdeen Equity Long-Short Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen U.S. Small Cap Equity Fund (formerly, Aberdeen Small Cap Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen China Opportunities Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen International Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Global Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Diversified Alternatives Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Fund Name	Classes of Shares
Aberdeen Diversified Income Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Dynamic Allocation Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Asia Bond Fund*	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Asia-Pacific (ex-Japan) Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Emerging Markets Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Global Unconstrained Fixed Income Fund (formerly, Aberdeen Global Fixed Income Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen International Small Cap Fund (formerly, Aberdeen Global Small Cap Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Intermediate Municipal Income Fund** (formerly, Aberdeen Tax-Free Income Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T

Fund Name	Classes of Shares
Aberdeen U.S. Multi-Cap Equity Fund (formerly, Aberdeen U.S. Equity Fund)	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Emerging Markets Debt Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Japanese Equities Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen U.S. Mid Cap Equity Fund	Class A Class C Class R Institutional Class Institutional Service Class Class T

Aberdeen Dynamic Dividend Fund	Class A Institutional Class

Aberdeen Global Infrastructure Fund	Class A Institutional Class

Aberdeen Income Builder Fund	Class A Institutional Class

Aberdeen Short Duration High Yield Municipal Fund** (formerly, Aberdeen High Yield Managed Duration Municipal Fund)	Class A Institutional Class

Aberdeen Ultra Short Municipal Income Fund	Class A Class A1*** Institutional Class

Aberdeen International Real Estate Equity Fund	Class A Institutional Class

Aberdeen Realty Income & Growth Fund	Class A Institutional Class

* The Board of Trustees of the Trust approved the liquidation of the Aberdeen Asia Bond Fund, which liquidation is expected to take place on or about February 21, 2019.  The Aberdeen Asia Bond Fund shall be deemed removed from this Schedule A effective as of the date that the winding-up of the Fund’s affairs is complete and the Sub-Administrator is no longer providing services with respect to the Fund.

** Name change to be effective on or about February 28, 2019.

***Class A1 to be offered on or about February 28, 2019.

ANNEX 1

ABERDEEN STANDARD INVESTMENTS INC.

Liquidity Risk Measurement Services	FREQUENCY
ABERDEEN FUNDS

Aberdeen Asia Bond Fund*
Aberdeen Asia-Pacific (ex-Japan) Equity Fund
Aberdeen China Opportunities Fund
Aberdeen Diversified Alternatives Fund
Aberdeen Diversified Income Fund
Aberdeen Dynamic Allocation Fund
Aberdeen Dynamic Dividend Fund
Aberdeen Emerging Markets Debt Fund
Aberdeen Emerging Markets Fund
Aberdeen Focused U.S. Equity Fund
Aberdeen Global Equity Fund
Aberdeen Global Infrastructure Fund
Aberdeen Global Unconstrained Fixed Income Fund

Aberdeen Short Duration High Yield Municipal Fund (formerly, Aberdeen High Yield Managed Duration Municipal Fund)**

Aberdeen Income Building Fund
Aberdeen International Equity Fund
Aberdeen International Real Estate Fund
Aberdeen International Small Cap Fund
Aberdeen Japanese Equities Fund
Aberdeen Realty Income & Growth Fund
Aberdeen Intermediate Municipal Income Fund (formerly, Aberdeen Tax-Free Income Fund)**
Aberdeen U.S. Mid Cap Equity Fund
Aberdeen U.S. Multi-Cap Equity Fund
Aberdeen U.S. Small Cap Equity Fund
Aberdeen Ultra Short Municipal Income Fund

Daily

*The Board of Trustees of the Trust approved the liquidation of the Aberdeen Asia Bond Fund, which liquidation is expected to take place on or about February 21, 2019.  The Aberdeen Asia Bond Fund shall be deemed removed from this Annex 1 effective as of the date that the winding-up of the Fund’s affairs is complete and the Sub-Administrator is no longer providing services with respect to the Fund.

**Name change effective February 28, 2019.

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type
ABERDEEN FUNDS	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

Aberdeen Asia Bond Fund*
Aberdeen Asia-Pacific (ex-Japan) Equity Fund
Aberdeen China Opportunities Fund
Aberdeen Diversified Alternatives Fund
Aberdeen Diversified Income Fund
Aberdeen Dynamic Allocation Fund
Aberdeen Dynamic Dividend Fund
Aberdeen Emerging Markets Debt Fund
Aberdeen Emerging Markets Fund

Aberdeen Focused U.S. Equity Fund
(formerly Aberdeen Equity Long-Short Fund)

Aberdeen Global Equity Fund
Aberdeen Global Infrastructure Fund

Aberdeen Global Unconstrained Fixed Income Fund
(formerly, Aberdeen Global Fixed Income Fund)

Aberdeen Short Duration High Yield Municipal Fund (formerly, Aberdeen High Yield Managed Duration Municipal Fund)**
Aberdeen Income Building Fund
Aberdeen International Equity Fund
Aberdeen International Real Estate Fund

Aberdeen International Small Cap Fund
(formerly, Aberdeen Global Small Cap Fund)

Aberdeen Japanese Equities Fund
Aberdeen Realty Income & Growth Fund
Aberdeen Intermediate Municipal Income Fund (formerly, Aberdeen Tax-Free Income Fund)**

Aberdeen U.S. Mid Cap Equity Fund

Aberdeen U.S. Multi-Cap Equity Fund
(formerly, Aberdeen U.S. Equity Fund)

Aberdeen U.S. Small Cap Equity Fund
(formerly Aberdeen Small Cap Fund)

Aberdeen Ultra Short Municipal Income Fund

Standard

*The Board of Trustees of the Trust approved the liquidation of the Aberdeen Asia Bond Fund, which liquidation is expected to take place on or about February 21, 2019.  The Aberdeen Asia Bond Fund shall be deemed removed from this Annex 1 effective as of the date that the winding-up of the Fund’s affairs is complete and the Sub-Administrator is no longer providing services with respect to the Fund.

**Name change effective February 28, 2019.

Form N-CEN Services

Aberdeen Funds